Exhibit 10.3

*** Where this marking appears throughout this Exhibit 10.3, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

THIRD AMENDMENT TO
CRUDE OIL STORAGE SERVICES AGREEMENT

This THIRD AMENDMENT TO CRUDE OIL STORAGE SERVICES AGREEMENT, (the “Third Amendment”) is effective April 1st, 2014 (the “Effective Date”), by and between BKEP Pipeline, LLC, a Delaware limited liability company, (the “Operator”) and Vitol, Inc., a Delaware corporation, (the “Customer”), each referred to individually as “Party” or collectively as “Parties”.

RECITALS

WHEREAS, the Parties previously entered into that certain Crude Oil Storage Services Agreement dated effective September 1st, 2012, (the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement as hereinafter described by modifying the Term, Fees and certain of the Conditions of said Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties hereto agree as follows:

1.
Term. The term of the Agreement will be modified and extended with a beginning date of April 1st, 2014 and ending date of September 30th, 2014. The Customer may elect to extend this agreement for one successive six month period ending on March 31, 2015, provided Customer provides written notice to Operator on or before August 15, 2014 of its intent to extend such agreement.

2.
Monthly Storage Fee. Commencing on the Effective Date, the monthly storage fee as set forth in Section 4 of the Agreement will change to *** per Barrel of Shell Capacity (the “Monthly Storage”) available to Customer, for a total of ***, regardless of the actual volume of Crude Oil placed in the tankage.

Should Customer elect to renew this agreement for one successive six (6) month period (the “Option Term”), the monthly storage fee as set forth in Section 4 of the Agreement will change to *** per Barrel of Shell Capacity (the “Monthly Storage”) available for Customer, for a total of ***, regardless of the actual volume of Crude Oil placed in the tankage.

3.
Additional Terms. In the event that Operator has an opportunity to enter into a storage arrangement for one or more 250,000 Bbl tanks with a different customer at a higher monthly storage rate and a term greater than or equal to the Customer’s remaining term, including the Option Term, then Operator will have the right to provide written notice to Customer (the “Operator Claw-Back Option”), , and Customer will have the following options:

a.
Customer shall have the first right of refusal to retain their storage by providing written confirmation of such intent to retain said storage within ten (10) days of receiving the Operator Claw-Back Option notice from Operator. If Customer elects to retain the storage, the Parties will promptly execute a storage amendment covering the portion of tankage indicated under the Operator Claw-Back Option for the newly proposed rate and term.

b.
Should Customer elect to release the storage, they will be given until the end of the following month, or one normal nomination cycle, to exit storage tank(s) via the nomination process, the consolidation of their crude into other existing storage within Operator’s facility or a combination of both methods.

c.
In the event that Customer elects to release storage, the Operator agrees to share on a *** basis the difference between the then applicable Monthly Storage Rate in Paragraph 2 of this amendment and the monthly storage rate provided to Customer per the Operator Claw-Back Option notice through the remainder of Customer’s then existing term.

Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed an original and each of which alone, and all of which together, shall constitute one and the same document.

Effect of Amendment. This Third Amendment shall be effective as of the Effective Date. Except as expressly amended or modified herein, all other terms, covenants, and the conditions of the Agreement shall be unaffected by this Third Amendment and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment effective as of the Effective Date above.

/s/ Brian L. Melton

Title: Vice President - Pipeline Marketing & Business Development

Vitol, Inc., a Delaware Corporation

/s/ Miguel A. Loya

Title: President